FIRST AMENDMENT TO PERSONAL EMPLOYMENT AGREEMENT

This Amendment and Addendum to Personal Employment Agreement (this "**Amendment**") is entered as of 17/6/2014, by and between **Bio Light Israeli Life Sciences Investments Ltd.**, company no. 513680793, a company organized under the laws of the State of Israel, having its principal office at Building 3, 5th Floor, Tel Aviv 61581 Israel (the **"Company"**) and **Suzana Nahum Zilberberg**, ID No. ID No. 028498525, residing at Nezah Israel 13, Hertzlyia, Israel (the **"Employee"**).

WHEREAS, the Company and Employee are parties to that certain Personal Employment Agreement, made effective as of May 1, 2011 (the "**Employment Agreement**"); and

WHEREAS, the Company and the Employee wish to amend and supplement the Employment Agreement, effective as of May 1, 2014 (the **"Effective Date"**), in the manner set forth herein, subject to receipt of all approvals required under applicable law.

NOW THEREFORE, the parties hereto hereby agree as follows:

1. Unless otherwise defined herein, capitalized terms used herein shall have the meaning ascribed to them in the Employment Agreement.

2. It is hereby agreed, that the following Section 4.3 shall be added to the Employment Agreement:

"4.3 The Employee shall be entitled to bonuses in connection with unique opportunities and exceptional events of the Company, in respect of which it was found that the Employee had a substantial contribution, as determined by the Company's compensation committee and board of directors (the ***"Exceptional Events"*** *and the* ***"Exceptional Events Bonus"****, respectively). The amount(s) of the Exceptional Events Bonus (if and when paid) shall be determined by the Company's compensation committee and board of directors, in accordance with the parameters and restrictions set forth in the Company's compensation policy, as in effect on the Effective Date, subject to applicable law.*

For the avoidance of doubt, the abovementioned shall not confer upon the Employee the right to receive Exceptional Events Bonus, and the Employee shall be entitled only to those certain remuneration components that will be approved by the authorized organs of the Company in accordance with the principles of the compensation policy and subject to the provisions of any law.

ובעברית:

"מנכ"ל החברה תהא זכאית למענק בגין ביצועים ו/או אירועים אשר ועדת התגמול ודירקטוריון החברה מצאו כי למנכ"ל הייתה תרומה ממשית לאירוע שבגינו ניתן המענק ("המענק"). סכומי המענק, אם וככל שיינתן, ייקבעו על ידי ועדת התגמול ודירקטוריון החברה, בהתאם לפרמטרים ולמגבלות הקבועים במדיניות התגמול של החברה, בנוסחה במועד תיקון הסכם העסקה.

להסרת ספק, אין באמור לעיל כדי להקנות למנכ"ל את הזכות לקבל את המענק האמור והיא תהא זכאית אך ורק לרכיבי התגמול אשר יאושרו על-ידי האורגנים המוסמכים של החברה בהתאם לעקרונות מדיניות התגמול וכפוף להוראות כל דין."

3. In case of any contradiction between the English version and the Hebrew version of Section 4.3 of the Employment Agreement, the Hebrew version shall prevail.

4. Section 5.1.1 of the Employment Agreement shall be replaced, in its entirety, with the following new Section 5.1.1:

> "*5.1.1 Vacation. The Employee shall be entitled to an annual vacation of 30 Working Days per year of continuous employment with the Company. A "Working Day" shall mean Sunday thru Thursday, inclusive.*
> *The Employee may accumulate 80% (eighty percent) of the Vacation Days in accordance with applicable law if all or any part of said day, are un-used as vacation, and Employee shall not be entitled to accumulate the remaining 20% (twenty percent),i.e. in accordance with current applicable law, Employee may accumulate up to 17 un-used vacation Working Days during a certain year.*

5. Section 9.1 of the Employment Agreement shall be replaced, in its entirety, with the following new Section 9.1:

> "*9.1 This Agreement shall enter into effect upon the Effective Date and shall remain in effect until terminated by either party hereto by prior written notice of no less than 90 (ninety) days.*

6. It is hereby agreed, that other than as amended herein the provisions of the Employment Agreement shall remain in full force and effect insofar as they do not contradict the terms of this Amendment.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the Effective Date.

Bio Light Israeli Life Sciences Investments Ltd.

/s/ Israel Makov

Suzana Nahum Zilberberg

/s/ Suzana Nahum Zilberberg